UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Government Properties Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Government Properties Income Trust.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, following the annual meeting of shareholders of the Company, the Company’s Board of Trustees appointed Ms. Elena Poptodorova to its Audit, Compensation and Nominating and Governance Committees.  All of the Trust’s other Independent Trustees also continue to serve on those committees.  Ms. Poptodorova was previously elected to the Board on February 21, 2017.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 17, 2017, the Company’s shareholders elected Jeffrey P. Somers as the Independent Trustee in Class II of the Board of Trustees for a three year term of office until the Company’s 2020 annual meeting of shareholders and to serve until his successor is elected and qualifies.  Mr. Somers received the following votes:

For	Withhold	Broker Non-Votes
30,721,806	11,807,132	22,688,386

The Company’s shareholders also elected Barry M. Portnoy as the Managing Trustee in Class II of the Board of Trustees for a three year term of office until the Company’s 2020 annual meeting of shareholders and to serve until his successor is elected and qualifies.  Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
27,268,591	15,260,347	22,688,386

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2017 annual meeting of shareholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
26,764,228	15,055,728	708,982	22,688,386

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation.  This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
32,789,318	488,004	8,837,808	413,808	22,688,386

Consistent with the shareholder vote, the Board of Trustees has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every year.  The Board of Trustees may, in its discretion, determine to change the frequency with which the Company holds this vote.

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2017 fiscal year.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
63,452,788	1,126,370	638,166	—

The results reported above are final voting results.

Item 8.01.   Other Events.

On May 17, 2017, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 17, 2017, the Company granted each of the Company’s Trustees an award of 3,000 common shares of beneficial interest, $.01 par value, of the Company (the “Common Shares”) valued at $21.75 per share, the closing price of the Common Shares on The NASDAQ Stock Market LLC on that date.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ David M. Blackman
	Name:	David M. Blackman
	Title:	President & Chief Operating Officer

Date: May 22, 2017